UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2007

AMERICAN LEISURE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-48312	75-2877111
(State or other jurisdiction File Number)	(Commission Identification No.)	(IRS Employer of incorporation)

2460 Sand Lake Road, Orlando, FL, 32809
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code (407) 251-2240

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On August 13, 2007, American Leisure Group, Ltd., a company incorporated in the British Virgin Islands (“ALG”) began trading on the AIM market operated by the London Stock Exchange in London, England (the “Admission”).

The Admission triggered the effectiveness of certain Share Exchange and Share Purchase Agreements and certain Preferred Share Purchase Agreements relating to shares of common and preferred stock of American Leisure Holdings, Inc. (“we,” “us,” and the “Company’), including agreements to sell shares of entities (held by trusts for the families of Roger Maddock and Malcolm Wright (an executive director of the Company)) which directly or indirectly hold a significant portion of the outstanding shares of stock in the Company, in consideration for, among other things, certain cash amounts and the repayment of certain debt obligations (the “Share Purchase Agreement”).

Additionally, two groups of our significant shareholders, including several of our officers and Directors, and certain of our other preferred shareholders closed Share Exchange Agreements and Preferred Share Purchase Agreements with ALG, whereby such shareholders exchanged shares of our issued common stock for shares of ALG and sold shares of our issued preferred stock for cash, the result of which transactions was that ALG will hold, directly or indirectly, more than 90% of our common and preferred stock (the “Share Exchange Agreements”).

The officers and Directors of ALG include our Chief Executive Officer, Malcolm J. Wright, who is also the Chief Executive Officer of ALG, our President, Fredrick Pauzar, who is the Director of Corporate Development of ALG, our Chief Financial Officer, Omar Jimenez, who is also employed by ALG, Jeffrey Scott, the President of Hickory Travel Services, a subsidiary of the Company, and an employee of ALG,  and Roger Maddock, a former significant shareholder of the Company (prior to Admission and the effective date of the Share Exchange Agreements) who is a non-executive Director of ALG.

In connection with the Admission of ALG, ALG raised $75 million GBP (Approximately $150,000,000 US dollars) before expenses, of which it is currently anticipated that US $44 million will be used for the development of amenities at our Sonesta Resort (the “Funding”).

We plan to file an additional Report on Form 8-K within the next four (4) business days as required by the Commission to report additional information and include additional disclosures on the Admission and related agreements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1*	Press Release Announcing the Admission of ALG on the AIM
* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LEISURE HOLDINGS, INC.

Dated: August 13, 2007	By:	/s/ Malcolm J. Wright
Malcolm J. Wright Chief Executive Officer